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                                                                   EXHIBIT 10.33



CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS ([**]), HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED


                               RESEARCH AGREEMENT


         THIS AGREEMENT is made as of December 13, 2004, by and between Viacell, Inc., having a place of business at 234 First Street, Cambridge MA 02142 ("VIACELL"), and Genzyme Corporation, having a place of business at 500 Kendall Street, Cambridge, MA 02142 ("GENZYME").

         WHEREAS, VIACELL has proprietary information and technology related to cells useful for treating diabetes and other metabolic disorders as well as methods for culturing such cells;

         WHEREAS, GENZYME has proprietary information and technology related to compositions and methods employed in cell culture, and in particular, in cell culture and implantation of cells for the treatment of diabetes and similar disorders in vivo;

         WHEREAS, VIACELL desires that GENZYME perform certain research and development work hereinafter defined and is willing to provide materials to support such work;

         WHEREAS, GENZYME desires to obtain the results of such research as well as certain rights to VIACELL's intellectual property;

         WHEREAS, GENZYME desires to have the first right to negotiate with VIACELL to enter into an arrangement for developing and marketing a therapy for the treatment of diabetes and similar disorders; and

         WHEREAS, VIACELL is willing to grant to GENZYME such rights in return for GENZYME having undertaken the research hereinafter defined, subject to the terms of this agreement.

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, VIACELL and GENZYME agree as follows:

1.       RESEARCH PROGRAM

         1.1 Definition. "Research Program" shall mean the research program outlined in the Statement of Work attached as Appendix A hereto (hereinafter the "Statement").



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         1.2 Research Efforts. GENZYME and VIACELL shall use reasonable best efforts, at their own expense, to conduct the Research Program in accordance with the Statement, consistent with the goals stated therein. If either party desires to amend or expand the Statement, the parties shall, upon reasonable notice of the proposed modification by the party desiring the change, confer in good faith to determine the desirability of amendment. Any such amendment shall not be effective unless agreed in writing by the signatories of this Agreement or their authorized representatives.

2.       RESEARCH RESULTS - REPORTING; MEETINGS

         2.1 Representatives from GENZYME who are working on the Research Program shall meet not less frequently than quarterly with representatives of VIACELL to discuss the activities and the data, results and conclusions generated by the work performed hereunder ("Research Results"). In addition, GENZYME's Research Results shall be reported as follows. Within sixty (60) days after completion of Stage II of the Research Program, GENZYME shall provide VIACELL with a written report summarizing the Stage I and Stage II Research Results. Similarly, within sixty (60) days after completion of Stage IV of the Research Program, GENZYME shall provide VIACELL with a written report summarizing the Stage III and Stage IV Research Results

         2.2 The reports and the Research Results provided by GENZYME shall be deemed to be confidential to and exclusively owned by GENZYME. VIACELL shall take such measures to protect the reports and the Research Results as it uses to protect its own proprietary information.

3.       MATERIALS TRANSFER.

         3.1 Material Supply. VIACELL shall use reasonable best efforts to provide GENZYME with sufficient amounts of cells as set forth in Appendix A and know-how related thereto as are reasonably necessary for GENZYME to conduct the Research Program. Any such cells received by GENZYME from VIACELL shall hereafter be termed "Material."

Materials will be sent to:

             [**]
             GENZYME Corporation
             One Mountain Road
             Framingham, MA 01701

         3.2 Limited License. ViaCell grants to GENZYME a non-exclusive, non-transferable right to use the Material solely for the purposes set forth in the Statement. Such license shall terminate upon completion of the Research Program. GENZYME acknowledges that, unless expressly set forth herein, nothing in this Agreement grants any



[**] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS ([**]), HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.
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rights under any other patents or other intellectual property rights of ViaCell.
ViaCell shall be free to distribute the Material to others and to use it for its own purposes, provided that such distribution and use is not inconsistent with this Agreement.

         3.3 Use and Transfer Restrictions.

         (a) GENZYME shall use the Material only for the purposes set forth in this Agreement. GENZYME agrees that the Material is made available for investigational use only in laboratory animals or in in vitro experiments, and agrees that neither the Material nor any materials treated therewith will be used in human beings.

         (b) GENZYME shall not, without ViaCell's prior written consent, distribute or transfer such Material to any third party. GENZYME shall comply with all federal, state and local laws and regulations applicable to the use, storage, handling, disposal and transfer of the Material and assumes sole responsibility for any violation of such laws or regulations.

         3.4 No Warranties. THE MATERIAL IS UNDERSTOOD TO BE EXPERIMENTAL IN NATURE AND IS PROVIDED WITHOUT WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED. VIACELL MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING ANY REPRESENTATION OR WARRANTY THAT THE USE OF THE MATERIAL WILL NOT INFRINGE ANY PATENT OR OTHER PROPRIETARY RIGHT OF A THIRD PARTY.

         3.5. Indemnification. GENZYME assumes all liability for, and agrees to indemnify, defend and hold harmless ViaCell and its directors, officers, representatives, employees and agents against all losses, expenses, claims, demands, damages, judgments, suits or other actions arising from the use, storage, handling or disposal of the Material by GENZYME, or from any breach of its obligations under Paragraph 3.2 of this Agreement, except to the extent such loss, expense, claim, demand, damage, judgment, suit or other action arises from the negligence or misconduct of ViaCell.

4.       CONFIDENTIALITY

         4.1 In order to perform the obligations set forth in this Agreement, it may be necessary and/or desirable for VIACELL and GENZYME to exchange certain information deemed confidential or proprietary to one or the other and labeled or described as such ("Information"). Each party is willing to disclose its Information to the other under the following terms and conditions:

         a) Each party will take precautions, utilizing the same degree of care it would use with its own information of like importance, to prevent disclosure, directly or indirectly, of all or any of the Information received from the other party to any third party, except with



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the prior written consent of the other party, and each party will not use any
Information received from the other party except as may be necessary for purposes of this Agreement. Information given to each party shall not be provided to any persons who have not undertaken an obligation of confidentiality substantially similar to that contained herein and then only when such disclosure is necessary for the purposes of this Agreement. All originals, copies and samples of tangible forms of Information provided to each party shall be returned upon request following the termination of this Agreement except that one copy may be retained for compliance purposes.

         b) Each party's obligations, under subparagraph a) hereof shall not apply to any Information: (i) known to it prior to disclosure of such Information which it can prove by its prior written records; or (ii) lawfully obtained after the date of this Agreement by it from sources, other than from the other party, having no obligation of confidentiality to the other party; or
(iii) which is at the time of disclosure or which subsequent to disclosure becomes generally available to the public through no fault of the receiving party; or (iv) is independently developed without the use of the other party's information; or (v) is required to be disclosed pursuant to law, agency rule, government request, court order or subpoena, provided, however, that prior written notice shall be provided by the disclosing party to the Information owner, that reasonable efforts shall be expended by the disclosing party to obtain confidential treatment for the required disclosure, and that the disclosing party shall not object to reasonable efforts by the Information owner to obtain confidential treatment for the required disclosure.

         4.2 Publicity. Neither party shall originate any publicity, news release, or other public announcement, written or oral, whether to the public press or otherwise, relating to this Agreement, to any amendment hereto, or to performance hereunder without the prior written consent of the other, except where required by law or regulatory requirements. Nothing in this section 4.2 shall prohibit either party from filing for patent protection or regulatory approval in connection with developing or marketing a product or treatment.

5.       INTELLECTUAL PROPERTY

         5.1 Limited License. Except as expressly set forth herein, neither party grants to the other any rights under any of its or any third-party's patents or other intellectual property rights nor any rights to use Material for other than the purposes set forth herein. Without limiting the foregoing, Material will not be used in research that is subject to consulting or licensing obligations to another corporation or business entity unless prior written permission is obtained.

         5.2 Ownership of Inventions. In addition to the disclosure of Research Results referred to in Section 2.1, above, each party shall disclose to the other any invention (whether or not patented) which is conceived and first reduced to practice in the course of the work done hereunder ("Research Program Invention(s)"). Inventorship of any Research Program Invention shall be determined in accordance with the patent laws of the




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United States. Research Program Inventions conceived solely by or on behalf of
VIACELL shall be known as "VIACELL Inventions" and shall be owned by VIACELL. Research Program Inventions conceived solely by or on behalf of GENZYME shall be known as "GENZYME Inventions" and shall be owned by GENZYME. Research Program Inventions conceived jointly by or on behalf of VIACELL and GENZYME shall be known as "Joint Inventions" and shall be owned jointly.

         5.3 Patent Prosecution and Expenses. GENZYME and VIACELL shall cooperate fully in the preparation, filing, prosecution and maintenance of intellectual property rights in Research Program Inventions. GENZYME, at its sole expense, shall be responsible for preparing, filing, prosecuting and maintaining United States and foreign patent applications claiming GENZYME Inventions. VIACELL, at its sole expense, shall be responsible for preparing, filing, prosecuting and maintaining United States and foreign patent applications claiming VIACELL Inventions. The Parties shall mutually agree as to which of them shall be responsible for preparing, filing, prosecuting and maintaining each patent application or patent claiming a Joint Invention and the costs shall be shared equally. With respect to Joint Inventions, the parties shall consult with each other regarding strategy and shall furnish to each other copies of all relevant documents in good time for the party not bearing responsibility to review and comment upon. If one party (a First Party) notifies the other party that it does not wish to file or pay its share of the costs of filing, prosecuting or maintaining an application or patent claiming any Joint Invention, then the other party may file, prosecute or maintain such application or patent at its sole expense and in its own name and thereafter the First Party shall have no rights therein.

         5.4 Consideration of Confidentiality Waiver. A Party (a First Party) shall consider in good faith any request made by the other Party to waive the confidentiality obligations imposed by Article 4 hereto with respect to any of the First Party's Information that the other Party reasonably believes is necessary to disclose in connection with the filing, prosecution, maintenance or enforcement of any intellectual property owned by the other Party.

         5.5 Obligation to maintain Background IP. During the term of this Agreement and the term of GENZYME's Option pursuant to Section 6.3, VIACELL shall not abandon or decline to prosecute in good faith any of its rights under Background IP without obtaining the prior written consent of GENZYME. "Background IP" as used herein refers to the patents and patent applications listed in Appendix B, which may be amended from time to time, including any continuing application, and any foreign patent application or Letters Patent or equivalent thereof issuing thereon or reissue, reexamination or extension thereof, and any other rights owned or controlled by ViaCell that may be useful for developing or marketing a product or treatment in the field of diseases and disorders of glucose metabolism or insulin insufficiency, including but not limited to diabetes (the "Field"). Until the expiration of the ROFN Period, as defined below, VIACELL shall keep GENZYME informed of the status of Background IP and shall provide GENZYME with copies of all communications to and from U.S. and foreign patent offices in regard thereto.

6.       LICENSE GRANTS

         6.1 Non-Exclusive License. In return for the parties' performance of the Research Program and other good and valuable consideration, and subject to the Consent and Right of First Refusal pursuant to Section 6.2 and the Option for a Commercial License pursuant to Section 6.3, each Party grants to the other a worldwide, royalty-free, non-exclusive license with the right to sublicense, under any Research Program Invention and any Research Results for any purpose.

         6.2 Consent and Right of First Refusal. For a period of not less than thirty (30) months from the later to occur of (i) written disclosure of Research Results or a Research Program Invention by one party to the other Party in the event that no patent application claiming such Research Program Invention is subsequently filed or (ii) the earliest claimed priority date of any patent application claiming a Research Program Invention, (the "Consent Period"), neither party may enter into discussions to license or otherwise transfer its rights under such Research Program Invention or Research Results, including any non-exclusive rights received from the other Party under Section 6.1, above, without prior written consent from the other Party. Any discussions between the parties regarding such consent shall be conducted in good faith, taking into consideration the option to GENZYME set forth in Section 6.3, below. For a period of 12 months after the expiration of the Consent Period for any Research Program Invention or Research Results (the "Right of First Refusal Period"), both parties shall be free, subject to the option granted under Section 6.3, to negotiate with third parties regarding a license or other transfer of rights under such Research Program Invention or Research Results, provided however that neither party shall enter into a binding agreement with a third party regarding such rights without first offering the terms and conditions of such agreement to the other Party. For the avoidance of doubt, after expiration of the Right of First Refusal Period, either party shall be free to license or otherwise transfer its respective rights in any Research Program Invention or Research Results without further obligation to the other Party, provided that no such transfer shall remove from the other party any non-exclusive license received from the transferring party under Section 6.1 except in the case of GENZYME exercising the Option granted to it pursuant to Section 6.3, below.

         6.3 Option for a Commercial License

                  6.3.1 In return for GENZYME's performance of the Research Program and other good and valuable consideration, VIACELL hereby grants to GENZYME a right of first negotiation ("ROFN") for an exclusive license under VIACELL'S rights in Background IP, Research Results and Research Program Inventions (including any rights received from GENZYME pursuant to Section 6.1, above), to develop, make, have made, use, sell, have sold, import, have imported, export, and have exported products, and otherwise to practice, in the Field.

                  6.3.2 Such ROFN may be exercised by written notice from GENZYME to VIACELL at any time prior to the date which is one year after GENZYME provides VIACELL with the Stage II Report (the "ROFN Period"). Upon receipt of such notice, the parties shall enter into good faith negotiations for the terms and conditions of such license for a period of up to 120 days or any additional time which may be mutually agreed upon ("Negotiation Period"). In the event that the parties fail to reach agreement within the Negotiation Period, then VIACELL shall be free to offer its rights in Background IP and/or, subject to Section 6.2, Research Results and Research Program Inventions and any rights received from GENZYME under Section 6.1, in the Field to third parties, provided however that for a period of 12 months following the conclusion of the Negotiation Period, VIACELL may not offer such rights to a third party on substantive terms any one of which is more favorable than those last offered to GENZYME, unless such terms are first offered to GENZYME and GENZYME either (i) declines in writing to accept such terms or (ii) fails to accept such terms within 30 days of such offer.

7.       REPRESENTATIONS AND WARRANTIES.

         7.1 EACH OF THE PARTIES AGREES THAT THE RESEARCH PROGRAM AND COMPOSITIONS AND PROCESSES USED IN THE RESEARCH PROGRAM ARE EXPERIMENTAL IN NATURE. ALL COMPOSITIONS AND PROCESSES USED IN THE RESEARCH PROGRAM, INCLUDING TRANSFERRED MATERIALS, ARE PROVIDED "AS IS" WITHOUT WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED. NEITHER PARTY WARRANTS OR MAKES ANY REPRESENTATION REGARDING THE USE, RESULTS OR APPROPRIATENESS OF THE USE OF THE MATERIAL(S) IN ACCORDANCE WITH THE RESEARCH PROGRAM.

         7.2 VIACELL Representations and Warranties. VIACELL hereby represents and warrants to GENZYME that VIACELL has the requisite rights, power and authority to enter into this Agreement and to perform according to its terms, and that VIACELL has the facilities and expertise to conduct the Research Program. VIACELL represents that it is presently under no obligation to any third party which would prevent it from carrying out its duties and obligations under this Agreement or which is inconsistent with the provisions contained herein. VIACELL further warrants that it is aware of no third party intellectual property that would be infringed by carrying out the Research Program.

         7.3 GENZYME Representations and Warranties. GENZYME hereby represents and warrants that GENZYME has the requisite rights, power and authority to enter into this Agreement and to perform according to its terms, and that GENZYME's official signing this Agreement has authority to do so. GENZYME further represents that it is financially able to satisfy any funding commitments made herein.

8.       TERM AND TERMINATION

         8.1 Term. This Agreement shall be effective as of the last date of signature hereto, and shall remain in effect, unless sooner terminated in accordance with the



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provisions of this Agreement, for a period of 30 months, unless the parties mutually agree that more time is necessary to complete the Research Program and delivery of the Final Report.

         8.2 Termination Without Cause. GENZYME may terminate this agreement at any time upon 30 days written notice to VIACELL, provided that GENZYME holds a good faith belief that further efforts under the Agreement are not commercially practicable. Any such notice shall contain a report of results achieved prior to termination.

         8.3 Termination With Cause. In the event that either party shall be in default of any of its obligations under this Agreement and shall fail to take reasonable steps to remedy such default within thirty (30) days after receipt of written notice thereof from the non defaulting party, the party not in default shall have the option of terminating this Agreement by giving written notice thereof.

         8.4 Effect of Termination. Termination of this Agreement shall not affect the obligations of the parties accrued prior to termination.

         8.5 Survival. The provisions of Section 2.2. and Articles 3, 4, 5, 6, 7, 8 and 9 shall survive any expiration or termination of this Agreement.

9.       GENERAL

         9.1 Binding Effect; Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective transferees, successors and assigns, except that neither party shall have the right to assign this Agreement or its rights and obligations hereunder, without the prior written consent of the other party thereto.

         9.2 Entire Agreement. This Agreement constitutes the entire and only agreement between the parties relating to the Research Program, and all prior negotiations, representations, agreements and understandings are superseded hereby. No agreements amending, altering or supplementing the terms hereof may be made except by means of a written document signed by the duly authorized representatives of the parties.

         9.3 Notices. Any notice or communication required or permitted to be given hereunder shall be in writing and, except as otherwise expressly provided in this Agreement, shall be deemed given and effective (i) when delivered personally, by telex or telecopier or (ii) when received if sent by overnight express or mailed by certified, registered or regular mail, postage prepaid, addressed to a party at its address set forth above (or to such other address as such party may designate by written notice), said notice being deemed given as of the date of mailing.


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If to GENZYME, to:
                           GENZYME Corporation
                           500 Kendall Street
                           Cambridge MA 02142

                           ATTN:
                           General Counsel
                           Phone No.:  (617) 252-7500
                           Fax No.:  (617) 252-7553


If to VIACELL, to:

                           ViaCell, Inc.
                           245 First Street, 15th Floor
                           Cambridge, MA 02142-1292
                           ATTN:  CEO
                           Phone No.:  617-914-3510
                           Fax No.:  617-914-3943

                           With a copy to:

                           Marc A. Rubenstein, Esq.
                           Ropes & Gray LLP
                           One International Place
                           Boston, Massachusetts 02110
                           Phone No.: 617-951-7826
                           Fax No.: 617-951-7050

         9.4 Severability. If any provisions of this Agreement shall be found by a court of competent jurisdiction to be void, invalid or unenforceable, the same shall either be reformed to comply with applicable law or stricken if not so conformable, so as not to affect the validity or enforceability of the remainder of this Agreement.

         9.5 Waivers. No delay or omission on the part of either party to enforce or exercise any right under this Agreement shall operate as a waiver of that right or any other right hereunder, or the ability to later assert that right relative to the particular situation involved or to terminate this Agreement arising out of any subsequent default or breach.

         9.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute an original document, but all of which shall constitute the same agreement.

         9.7 Force Majeure. Neither party shall be liable for any unforeseeable event beyond its reasonable control not caused by the fault or negligence of such party, which causes such party to be unable to perform its obligations under this Agreement and which it has been unable to overcome by the exercise of due diligence. In the event of the occurrence of such a force majeure event, the party unable to perform shall promptly notify the other party. It shall further use its best efforts to resume performance as quickly as



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possible and shall suspend performance only for such period of time as is necessary as a result of the force majeure event.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.


VIACELL, INC.                                GENZYME CORPORATION


By: /s/ Marc Beer                            By:  /s/ Richard Douglas, Ph.D.
    -------------------------------               -----------------------------
         Marc Beer                                Richard Douglas, Ph.D.

Title:  Chief Executive Officer             Title: Sen. VP Corporate Development
      -----------------------------               -----------------------------

Date:                                       Date: 12/13/04
    -------------------------------               -----------------------------




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                         APPENDIX A - STATEMENT OF WORK

I.       Materials To Be Received By GENZYME From ViaCell

         Fresh human islet cells
         Human islet progenitor cells (NIPs)


II.     Research Program [**]

        [**]

B.      Work Plan

        [**]



[**] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS ([**]), HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED

                           APPENDIX B - BACKGROUND IP


[**]





[**] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS ([**]), HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED